Exhibit 3.2
CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

ELEVATION MEDIA, INC.
(Pursuant to Section 242 of
The Delaware General Corporation Law)

The undersigned, Preston J. Shea, President and Secretary of ELEVATION MEDIA, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), DOES HEREBY CERTIFY that:

1.  The Certificate of Incorporation of the Company is hereby amended in Article One thereof by deleting ELEVATION MEDIA, INC., and substituting in its stead the following: STUDIO ONE MEDIA, INC.

2. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this  24th  day of March 2006 and DOES HEREBY CERTIFY that the facts stated in this Certificate of Amendment are true and correct.

By:  /s/ Preston J. Shea
Preston J. Shea, President

By:  /s/ Preston J. Shea
Preston J. Shea, Secretary